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Exhibit 10

                           MEMORANDUM OF UNDERSTANDING
                                     BETWEEN
          VOYAGER ONE, INC., ON BEHALF OF ITS WHOLLY OWNED SUBSIDIARY,
                         SILICON FILM TECHNOLOGIES, INC.
                                       AND
                           APPLIED COLOR SCIENCE, INC.

1.   PURPOSE.
     Voyager One, Inc., on behalf of its wholly owned subsidiary, SILICON FILM TECHNOLOGIES, INC. (hereinafter referred to as SILICON) has developed technology that enables a conventional 35mm single reflex camera to capture, store, manipulate, display and transfer digital images without any modification to the camera. This technology will sometimes be referred to herein as its electronic film system. Further research and development, testing, evaluation and deployment of this technology is needed to produce a commercialized product and requires skill and expertise in the digital imaging industry. APPLIED COLOR SCIENCE, INC. (hereinafter referred to as APPLIED COLOR) has the skill and expertise in the digital imaging arena backed by 26 years of experience. Both parties seek to collaborate in a joint venture for their mutual benefit in the pursuit of this goal.

     Therefore, this Memorandum of Understanding (MOU) sets forth certain understandings in the contemplation of the signing of a definitive joint venture agreement to include the following terms:

2. SERVICES TO BE PERFORMED. SILICON and APPLIED COLOR will enter into a definitive joint venture agreement within thirty (30) days from the execution of this MOU whereby APPLIED COLOR will further develop, test, evaluate and deploy SILICON's technology to produce a fully functional pre-production prototype of its electronic film system.

3. INTELLECTUAL PROPERTY. At the same time of the execution of the joint venture agreement, SILICON will enter into a licensing agreement with APPLIED COLOR for the use of its technology underlying SILICON's patents in the performance of its services. APPLIED COLOR shall not have any rights whatsoever to the intellectual property, confidential information, or trade secrets of SILICON. Any technology that is conceived or developed out of the performance of the services provided by APPLIED COLOR, whether patentable or not, shall be the property of SILICON and all rights, title and interest therein shall be assigned to SILICON. The prototype shall also be the exclusive property of SILICON.

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4.   SILICON WAFERS. SILICON will allow APPLIED COLOR the use of three silicon wafers in the performance of its services.

5. PAYMENT. In exchange for the performance of the services, APPLIED COLOR will receive consideration to be determined at a later date. APPLIED COLOR will agree to waive $11,000 of outstanding invoices due SILICON.

6. EXPENSES. APPLIED COLOR will be responsible for all expenses incurred in the performance of the services contemplated unless otherwise agreed to in writing by both parties.

7. EFFECTIVE DATE. This MOU may be executed in two or more identical counterparts, all of which shall become effective when counterparts have been signed by each party and delivered by facsimile transmission to the other party.

8. EXPIRATION. This MOU will expire upon the earlier of thirty (30) days from the effective date or upon the execution of a joint venture agreement between the parties but may be terminated at any time by mutual written agreement of both parties.

AGREED TO BY:

Sebastien C. DuFort                          Matthew Whalen
President                                    President
Voyager One, Inc., on behalf of its          Applied Color Science
wholly owned subsidiary, Silicon Film        25695 La Cima
Technologies, Inc.                           Laguna Niguel, CA 92677
16 East Hinsdale Avenue                      Phone: 949-364-5751
Hinsdale, IL   60521                         Fax: 949-364-5663
Phone: 630-325-7130
Fax: 630-325-7140

/s/ Sebastien C. DuFort                      /s/ Matthew Whalen
-------------------------                    -------------------------
Sebastien C. DuFort                          Matthew Whalen

8/10/06                                      8/11/06
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Date                                         Date




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